SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☐

Preliminary Information Statement

☐

Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☑

Definitive Information Statement

Universal Capital Management, Inc.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box:)

☐

No fee required.

☐

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)

Title of each class of securities to which transaction applies:

2)

Aggregate number of securities to which transaction applies:

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)

Proposed maximum aggregate value of transaction:

5)

Total fee paid:

☐

Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

Universal Capital Management, Inc.

2601 Annand Drive, Suite 16

Wilmington, DE 19808

May 28, 2014

To our Stockholders:

Enclosed, please find an Information Statement providing information to you regarding the following corporate action taken by our Board of Directors (“Board”) and the holders of the majority of the voting power of Universal Capital Management, Inc. (the “Company”):

To authorize, but not require, our Board of Directors to amend our Certificate of Incorporation (the “Amendment”) to effect a reverse split of our common stock at a ratio of not less than one-for-three (1:3) nor more than one-for-seven (1:7) (the “Reverse Split”) at any time prior to the date on which our 2014 annual meeting of stockholders is held, at the sole discretion of the Board. Our Board currently believes it will effect a reverse split of our common stock at a ratio of one-for-five (1:5), although it has the authority to effect the Reverse Split anywhere within the range, or not at all. Regardless of whether the Reverse Split is effected, the par value of our common stock will remain $0.001 per share.

To fix the number of authorized shares of common stock after the Reverse Split at one hundred and fifty million (150,000,000) shares of common stock, which change will result in an increase in the authorized number of shares of common stock.

To authorize the issuance of fifty million (50,000,000) shares of “blank check” preferred stock, $0.001 par value per share (the “Preferred Stock”), to be issued in series, and all properties of such Preferred Stock to be determined by the Company’s Board,

The majority stockholders and our Board of Directors have also authorized our officers to fix the record date to effect the authorized action. Delaware General Corporation Law and the Company's Bylaws permit holders of a majority of the voting power to take stockholder action by written consent. Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the authorization of the corporate action described in the attached Information Statement.

We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding these actions. In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders. This Information Statement is first being mailed or furnished to stockholders on or about May 28, 2014.

This Is Not A Notice Of A Meeting Of Stockholders And No Stockholders' Meeting Will Be Held To Consider The Matters Described Herein.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

Sincerely,

/s/ Michael D. Queen

Michael D. Queen,

Sole Director

Wilmington, DE

INFORMATION STATEMENT

UNIVERSAL CAPITAL MANAGEMENT, INC.

Universal Capital Management, Inc.

2601 Annand Drive, Suite 16

Wilmington, DE 19808

May 28, 2014

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about May 28, 2014 to the holders of record as of the close of business on May 28, 2014 (the “Record Date”) of the common stock of Universal Capital Management, Inc. (“Universal” “we,” or “us” or the “Company”).  On May 2, 2014 certain stockholders, directly and indirectly, owning 15,323,700 shares of our outstanding common stock as of May 2, 2014, have consented in writing to the actions described below. Such approval and consent constitutes the approval and consent of a majority of the total combined voting power of our outstanding common stock and are sufficient under Delaware General Corporation Law and our Certificate of Incorporation and Bylaws to approve the action. Accordingly, the actions will not be submitted to the other stockholders of the Company for a vote. This Information Statement is being furnished to stockholders to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C. No action is requested or required on your part.

GENERAL

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

We will only deliver one Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. We will promptly deliver a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the document was delivered upon oral or written request to:

Universal Capital Management, Inc.

2601 Annand Drive, Suite 16

Wilmington, DE19808

Telephone No.: (302) 897-1980

Security holders may also address future requests for separate delivery of information statements and/or annual reports by contacting us at the address listed above.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders with respect thereto.

NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the unanimous written consent of our Board of Directors (“Board”) dated April 16, 2014 and the written consent of stockholders owning a majority of the shares of our outstanding common stock dated May 2, 2014.

1.

To authorize, but not require, our Board to amend our Certificate of Incorporation (the “Amendment”) to effect a reverse split of our common stock at a ratio of not less than one-for-three (1:3) nor more than one-for-seven (1:7) (the “Reverse Split”) at any time prior to the date on which our 2014 annual meeting of stockholders is held, at the sole discretion of the Board. Our Board currently believes it will effect a reverse split of our common stock at a ratio of one-for-five (1:5), although it has the authority to effect the Reverse Split anywhere within the range, or not at all.

2.

To fix the number of authorized shares of common stock after the Reverse Split at one hundred and fifty million (150,000,000) shares of common stock, which change will result in an increase in the authorized number of shares of common stock.

3.

To authorize the issuance of fifty million (50,000,000) shares of “blank check” preferred stock, $0.001 par value per share (the “Preferred Stock”), to be issued in series, and all properties of such Preferred Stock to be determined by the Company’s Board.

APPROVAL TO EFFECTUATE A REVERSE STOCK SPLIT

Our Board of Directors (“Board”) is authorized, but not required, to amend our Certificate of Incorporation (the “Amendment”) to effect a reverse split of our common stock at a ratio of not less than one-for-three (1:3) nor more than one-for-seven (1:7) (the “Reverse Split”) at any time prior to the date on which our 2014 annual meeting of stockholders is held, at the sole discretion of the Board. Our Board currently believes it will effect a reverse split of our common stock at a ratio of one-for-five (1:5), although it has the authority to effect the Reverse Split anywhere within the range, or not at all. Regardless of whether the Reverse Split is effected, the par value of our common stock will remain $0.001 per share.

Reasons for the Reverse Split

Our Board believes that, among other reasons, the trading price of our common stock has contributed to a lack of investor interest in the Company and has made it difficult for the Company to attract new investors. Our Board believes that the Reverse Split is in our best interests, principally because it may increase the bid price of our common stock.  The closing bid price of our common stock on the OTC Markets (OTCQB) was $0.025 on May 27, 2014. Our Board believes that if we need to seek additional financing to fund our business plan that the Reverse Split is a necessary prerequisite to conducting financings. We cannot assure you that if we effect the Reverse Split that we will successfully obtain financing. However, the effect of the Reverse Split, if any, upon the stock price for our common stock cannot be predicted, and the history of similar stock split combinations for companies like us is varied. Further, we cannot assure you that the stock price of our common stock after the Reverse Split will rise in proportion to the reduction in the number of shares of common stock outstanding as a result of the Reverse Split because, among other things, the stock price of our common stock may be based on our performance and other factors as well.

Our Board does not intend for the Reverse Split to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

We selected a Reverse Split ratio range of not less than one-for-three (1:3) nor more than one-for-seven (1:7) in order to balance the desire for a higher trading price for our common stock against the potential decreased liquidity from reducing the total number of shares of our common stock that would be issued and outstanding.

Although we believe the Reverse Split is necessary to enable us to accomplish the objectives described above, we cannot assure you that if we effect the Reverse Split that those objectives will be accomplished.

Principal Effects of the Reverse Split

In the event our Board determines to effect the Reverse Split, the form of Certificate of Amendment to our Certificate of Incorporation (“Certificate of Amendment”) effecting the Reverse Split would be as set forth in Appendix A to this Information Statement. The Certificate of Amendment would (i) effect the Reverse Split which would not change the par value of the our common stock (ii) increase the authorized number of shares of common stock to one hundred and fifty million (150,000,000) shares and (iii) authorize fifty million (50,000,000) shares of Preferred Stock.

In the event the Reverse Split is effected, it will be effected simultaneously for all outstanding shares of our common stock. The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in our Company or proportionate voting power, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share, in which case such fractional share will be rounded up to the next whole share. Common stock issued pursuant to the Reverse Split will remain fully paid and nonassessable. The Reverse Split will not affect any rights, privileges or obligations with respect to the shares of common stock existing prior to the Reverse Split, nor will it increase or decrease the market capitalization of our Company. The Reverse Split may increase the number of our stockholders who own “odd lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. The Reverse Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. The Reverse Split will not affect our continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

The Amendment will both decrease the number of outstanding shares and establish a new number of shares of common stock that we are authorized to issue after the Reverse Split. The number of shares of common stock authorized to be issued after the Reverse Split will 150,000,000 shares. Currently, we are authorized to issue 60,000,000 shares of common stock. Because the Reverse Split and Amendment will reduce the number of outstanding shares and increase the authorized number of shares of common stock, the 150,000,000 authorized shares will represent a relative increase in the number of authorized shares compared to outstanding shares of common stock. Accordingly, more shares of common stock will be available for issuance as a result of the Reverse Split and the Amendment. The Board believes that the availability of more shares of common stock for issuance will allow the Company greater flexibility in pursuing financing from investors, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment. Pursuant to its business plan, the Company recently began examining various acquisition candidates and financing alternatives that may result in the issuance of additional shares of common stock, however, the Company has no present commitments, plans, proposals, or arrangements, written or otherwise, to issue any of the increased number of authorized shares of common stock or any of the shares of Preferred Stock. No further stockholder approval is required to effect the Reverse Split or to issue any additional shares of common stock.

As shown in the table below, in the event the Reverse Split is effected, one of its effects will be to effectively increase the proportion of authorized shares which are unissued relative to those which are issued. This could result in our management being able to issue more shares without further stockholder approval. Our Board believes that the continued availability of sufficient shares of our common stock is necessary and desirable to permit our Company the flexibility of engaging in future equity financings or acquisitions utilizing our common stock.

The following table provides estimates as of the Record Date of the number of shares of our common stock (a) authorized, (b) issued and outstanding, (c) reserved for issuance and (d) authorized but neither issued nor reserved for issuance, at the following times: (i) prior to any Reverse Split; (ii) in the event the Reverse Split is effected and it is at a 1:3 ratio; (iii) in the event the Reverse Split is effected and it is at a 1:5 ratio; and (iv) in the event the Reverse Split is effected and it is at a 1:7 ratio:

	Number of Shares of common stock Authorized	Number of Shares Issued and Outstanding (1)(3)	Number of Shares Reserved for Issuance (2)(3)	Number of Shares Authorized but Neither Issued nor Reserved for Future Issuance (1)(2)(3)
Prior to any Reverse Split	60,000,000	30,312,426	1,000,000	28,687,574
After Assumed 1:3 Reverse Split	150,000,000	10,104,142	333,334	139,562,524
After Assumed 1:5 Reverse Split	150,000,000	6,062,486	200,000	143,737,514
After Assumed 1:7 Reverse Split	150,000,000	4,330,347	142,858	145,526,795

———————

1.

These estimates assume a total of 30,312,426 shares of common stock issued and outstanding immediately prior to the Reverse Split, which is based on the 30,312,426 shares issued and outstanding as of the Record Date.

2.

Represents 1,000,000 shares available for issuance pursuant to the Company’s 2006 Equity Incentive Plan.

3.

These estimates do not reflect the potential effect of rounding up for fractional shares that may result from the Reverse Split.

Par Value

In the event the Reverse Split is effected, the par value of our common stock will remain at $0.001 per share, the same pre-Reverse Split as post-Reverse Split. If the Reverse Split is effected, the total stated capital will be reduced and additional paid-in-capital will be increased in the same amount, as discussed below.

Accounting Matters

In the event the Reverse Split is effected, it will not affect the total amount of stockholders' equity on our balance sheet. However, because the par value of our common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. In the event the Reverse Split is effected, depending on the size of the Reverse Split our Board of Directors decides to implement, the stated capital component will be reduced by an amount between $20,208 (in the event of a ratio of 1:3) and $25,982, (in the event of a ratio of 1:7) from the amount of the stated capital as of January 31, 2013, and the additional paid-in capital component will be increased by the same amount by which the stated capital is reduced. The per share net loss and per share net book value of the Company will be increased because there will be fewer shares of our common stock outstanding. Prior periods' per share amounts on future financial statement reports will be restated to reflect the Reverse Split for comparative purposes.

Preferred Stock

The Company’s has no preferred stock authorized as of the Record Date. Subsequent to the Reverse Split fifty million (50,000,000) shares of Preferred Stock will be authorized.

Options and Warrants

The Reverse Split will cause proportionate adjustments to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options and warrants entitling holders to purchase, exchange for, or convert into, common stock.  This will result in approximately the same aggregate price being required to be paid under such options and warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.  The vesting provisions of options and warrants will be similarly adjusted. As described in the table above, the number of shares of common stock reserved for issuance pursuant to options and warrants will be proportionately reduced based upon the Reverse Split ratio, subject to our treatment of fractional shares.

Fractional Shares

We will not issue fractional shares of stock in connection with the Reverse Split. In lieu thereof, stockholders who would otherwise be entitled to receive a fractional share as a consequence of the Reverse Split will be rounded up to the next whole share of common stock. As a result, stockholders will not receive cash for fractional shares.

Odd Lots

In the event the Reverse Split is effected, it will result in an increased number of stockholders owning “odd lots” of fewer than 100 shares of our common stock after the Reverse Split. The per share costs, including brokerage commissions, of transactions in odd lots, are generally higher than the costs of transactions in “round lots” of multiples of 100 shares.

CUSIP Number

In the event the Reverse Split is effected, our common stock will have a new Committee on Uniform Securities Identification Procedures Number (CUSIP Number), which is a number used to identify our equity securities.

Potential Anti-Takeover Effect

The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of our Company with another company. Additionally, the creation of a blank-check preferred stock provision may be used as an anti-takeover defense measure because the directors can use it to create a new series of preferred stock that may have special voting, conversion or control rights which could make a takeover more difficult. However, the Reverse Split is not being effectuated in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders. Our Board does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of our Company.

Board Discretion to Effect The Reverse Split

The Board may effect only one Reverse Split in connection with this Information Statement and the Reverse Split must be effected on or before the date on which our 2014 annual meeting of stockholders is held. If our Board desires to delay the Reverse Split until after the date on which our 2014 annual meeting of stockholders is held, we shall be required to re-obtain stockholder approval and mail you another Information Statement. Our Board’s decision to effect the Reverse Split, if at all, will be based on their determination as to the advisability of the Reverse Split, in connection with the considerations described above under the section “Reasons for the Reverse Split.” In the event our Board decides to effect the Reverse Split, our Board may nonetheless abandon the Reverse Split, without further action by our stockholders, at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If our Board believes that effecting the Reverse Split is in the best interests of our Company and our stockholders, our Board will determine the ratio of the Reverse Split to be implemented and publicly announce such ratio.

We will file a Certificate of Amendment with the Delaware Secretary of State at such time as our Board has determined to be the appropriate effective date of the Reverse Split. The text of the Certificate of Amendment is set forth in Appendix A to this information statement. The Certificate of Amendment has received the unanimous approval of our Board and has also been approved by stockholders holding a majority of our outstanding shares of common stock.  The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Delaware Secretary of State and as the Board deems necessary and advisable to effect the Reverse Split, including the applicable ratio for the Reverse Split.

Our Board may delay effecting the Reverse Split until the date on which the 2014 annual meeting of stockholders is held without re-obtaining stockholder approval. However, we must re-obtain stockholder approval if our Board of Directors delays effecting the Reverse Split until after the date on which the 2014 annual meeting of stockholders is held. At the effective time of the Reverse Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

The Reverse Split will take place on the effective date without any action on the part of the stockholders. In the event the Reverse Split is effected, as soon as practicable after the effective date, stockholders will be notified that the Reverse Split has been effected. New certificates for shares of our common stock will not be issued at this time.  Stockholders who hold shares in certificated form should not do anything with their certificates at this time.

Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Stockholders holding pre-split shares may, at their own expense, surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent and the applicable transfer fee payable by the stockholder. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares.

Effect on Registered and Beneficial Stockholders

In the event the Reverse Split is effected, we intend to treat stockholders holding our common stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in “street name.”  However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain material United States federal income tax consequences of the Reverse Split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split and is included for general information only.  Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-Reverse Split shares were, and the post-Reverse Split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with their own tax advisor with respect to the tax consequences of the Reverse Split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon the stockholder’s exchange of pre-Reverse Split shares for post-Reverse Split shares pursuant to the Reverse Split. The aggregate tax basis of the post-Reverse Split shares received in the Reverse Split will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Split shares exchanged therefor. The stockholder's holding period for the post-Reverse Split shares will include the period during which the stockholder held the pre-Reverse Split shares surrendered in the Reverse Split.

Our view regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Split.

Risks Associated With the Reverse Split

In the event the Reverse Split is effected, stockholders will own fewer shares of common stock than they currently own. While we anticipate that effectuating the Reverse Split will result in an increase in the price of our common stock, we cannot assure you that the Reverse Split will increase the price of our common stock by a multiple equal to the inverse of the Reverse Split ratio or result in the permanent increase in our stock price (which is dependent upon many factors, including our future revenue and performance). Should the price of our common stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Furthermore, the possibility exists that potential liquidity in the price of our common stock could be adversely affected by the reduced number of shares of common stock that would be outstanding after the Reverse Split. As a result, we cannot assure you that the Reverse Split will not adversely affect our stock price.

No Appraisal Rights

Under Delaware General Corporation Law and our Certificate of Incorporation and Bylaws, stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide stockholders with any such right.

APPROVAL TO FIX THE NUMBER OF AUTHORIZED

SHARES OF COMMON STOCK AT 150,000,000 SHARES

Pursuant to the Amendment, the number of authorized shares of our common stock will be changed to one hundred and fifty million (150,000,000) shares concurrently with the Reverse Split. No further stockholder approval is required to increase the number of authorized shares or to issue any additional shares of common stock.

Reasons for Increasing the Number of Authorized Shares

The additional shares of common stock for which authorization is sought would be part of the existing class of common stock, if and when issued. These shares would have the same rights and privileges as the shares of common stock currently outstanding. Holders of the Company’s common stock do not have preemptive rights to subscribe for and purchase any new or additional issues of common stock or securities convertible into common stock. Our Board believes that increasing the number of authorized shares is in the best interests of the Company and its stockholders since it will enable the Company to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation:

•

conversion of convertible securities

•

future acquisitions

•

investment opportunities

•

stock splits

•

stock dividends or other distributions

•

issuances pursuant to our Option Plan

•

future financings and other corporate purposes

Pursuant to its business plan, the Company recently began examining various acquisition candidates and financing alternatives that may result in the issuance of additional shares of common stock, however, the Company has no present commitments, plans, proposals, or arrangements, written or otherwise, to issue any of the increased number of authorized shares of common stock.

Effect of Increasing the Number of Authorized Shares

Since the Reverse Split and Amendment will reduce the number of outstanding shares and increase the authorized number of shares of common stock, the 150,000,000 authorized shares will represent a relative increase in the number of authorized shares compared to outstanding shares of common stock. Accordingly, more shares of common stock will be available for issuance as a result of the Reverse Split and the increase in the number of authorized shares.

Shares of common stock could be issued, at the discretion of the Board, for any proper corporate purpose, without further action by stockholders other than as may be required by applicable law. Existing stockholders do not have preemptive rights with respect to future issuance of Shares of common stock by the Company and their interest in the Company could be diluted by such issuance with respect to any of the following: earnings per share, voting, liquidation rights and book and market value.

Potential Anti-Takeover Effect of Increasing the Number of Authorized Shares

A possible effect of increasing the number of authorized shares may be to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. Our management could use the additional shares of common stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent stockholders that would provide an above market premium by issuing additional shares of common stock. Any issuance of additional shares of common stock could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The increase in the relative number of authorized shares of common stock is not the result of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the increase in the number of authorized shares a plan by management to adopt a series of amendments to the Company’s charter or Bylaws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

No Appraisal Rights

Under Delaware General Corporation Law and our Certificate of Incorporation and Bylaws, stockholders are not entitled to appraisal rights with respect to increasing the number of authorized shares, and we will not independently provide stockholders with any such right.

APPROVAL TO AUTHORIZE PREFERRED STOCK

Pursuant to the Amendment, we will be authorized to issue  fifty million (50,000,000) shares Preferred Stock, which will be $0.001 par value per share, to be issued in series, and all properties of such Preferred Stock shall be determined by the our Board. The Preferred Stock is oftentimes referred to as "blank check" preferred stock. No further stockholder approval is required to authorize the Preferred Stock or to issue any shares of Preferred Stock.

The term "blank check" preferred stock refers to stock which gives the board of directors of a corporation the flexibility to create one or more series of preferred stock, from time to time, and to determine the relative rights, preferences, powers and limitations of each series, including, without limitation: (i) the number of shares in each series, (ii) whether a series will bear dividends and whether dividends will be cumulative, (iii) the dividend rate and the dates of dividend payments, (iv) liquidation preferences and prices, (v) terms of redemption, including timing, rates and prices, (vi) conversion rights, (vii) any sinking fund requirements, (viii) any restrictions on the issuance of additional shares of any class or series, (ix) any voting rights and (x) any other relative, participating, optional or other special rights, preferences, powers, qualifications, limitations or restrictions.

Reasons for Authorization of Blank Check Preferred Stock

The Board believes that the authorization of shares of Preferred Stock is desirable because it will provide the Company with increased flexibility of action to meet future working capital and capital expenditure requirements through equity financings without the delay and expense ordinarily attendant on obtaining further stockholder approvals. The Board believes that the authorization of blank check Preferred Stock will improve the Company's ability to attract needed investment capital, as various series of the Preferred Stock may be customized to meet the needs of any particular transaction or market conditions.

Effect of Authorization of Blank Check Preferred Stock on Current Stockholders

The shares of Preferred Stock authorized pursuant to the Amendment could be issued, at the discretion of the Board, for any proper corporate purpose, without further action by stockholders other than as may be required by applicable law. Existing stockholders do not have preemptive rights with respect to future issuance of Preferred Stock by the Company and their interest in the Company could be diluted by such issuance with respect to any of the following: earnings per share, voting, liquidation rights and book and market value.

The Board will have the power to issue the shares of Preferred Stock in one or more classes or series with such preferences and voting rights as the Board may fix in the resolution providing for the issuance of such shares. The issuance of shares of Preferred Stock could affect the relative rights of the Company's shares of common stock. Depending upon the exact terms, limitations and relative rights and preferences, if any of the shares of Preferred Stock as determined by the Board at the time of issuance, the holders of shares of Preferred Stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the Company, redemption rights, rights to convert their shares of Preferred Stock into shares of common stock, and voting rights which would tend to dilute the voting control of the Company by the holders of shares of common stock. Depending on the particular terms of any series of the Preferred Stock, holders thereof may have significant voting rights and the right to representation on the Board. In addition, the approval of the holders of shares of Preferred Stock, voting as a class or as a series, may be required for the taking of certain corporate actions, such as mergers.

Potential Anti-Takeover Effect of Authorization of Blank Check Preferred Stock

The issuance of shares of Preferred Stock may have the effect of discouraging or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise or seeking to bring about removal of incumbent management or a corporate transaction such as a merger. For example, the issuance of shares of Preferred Stock in a public or private sale, merger or in a similar transaction may, depending on the terms of the series of Preferred Stock dilute the interest of a party seeking to take over the Company. Further, the authorized Preferred Stock could be used by the Board for adoption of a stockholder rights plan or “poison pill.” Any action taken by the Company to discourage an attempt to acquire control of the Company might result in Stockholders not being able to participate in any possible premiums which might be obtained in the absence of anti-takeover provisions. Any transaction which may be so discouraged or avoided could be a transaction that the Company's Stockholders might consider to be in their best interests. However, the Board has a fiduciary duty to act in the best interests of the Company's Stockholders at all times. The Amendment was not proposed in response to, or for the purpose of deterring, any effort to obtain control of the Company or as an anti-takeover measure. The Company does not currently have any plans, arrangements or understandings, written or oral, to issue any of the shares of Preferred Stock.

No Appraisal Rights

Under Delaware General Corporation Law and our Certificate of Incorporation and Bylaws, stockholders are not entitled to appraisal rights with respect to the authorization of shares of Preferred Stock, and we will not independently provide stockholders with any such right.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Pursuant to our Bylaws and Delaware General Corporation Law, a vote by the holders of at least a majority of the voting power of our outstanding capital stock is required to approve the Reverse Split.

As of the Record Date, we had 30,312,426 shares of common stock outstanding. Each share of common stock is entitled to one (1) vote.  Of the total potential 30,312,426 votes, more than 50%, or 15,156,213, is required to pass any stockholder resolution. The consenting stockholders of the Company own 15,323,700 shares of common stock representing a total of 50.55% of the total voting power as of the Record Date. Pursuant to Delaware General Corporation Law, the consenting stockholders voted in favor of the actions described herein in a written consent dated May 2, 2014.

The following table sets forth, as of the Record Date, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of each person or group known to our Company to be the beneficial owner of more than five percent (5%) of our common stock. The address of each person in the table is c/o Universal Capital Management, Inc., 2601 Annand Drive, Suite 16, Wilmington, DE 19808.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class Owned (1)(2)

Michael D. Queen	3,955,300	(3)	13.05%

Robert G. Oberosler	2,887,500		9.52%

David Bovi	2,242,900		7.39%

Jonathan Saunders	1,970,000		6.49%

———————

(1)

This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC. On that basis, the Company believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned and except as otherwise indicated in the footnotes to this table.

(2)	Applicable percentages are based on 30,312,426 shares outstanding and or issuable on March 3, 2014, adjusted as required by rules promulgated by the SEC.
(3)	Includes 355,300 shares held directly and indirectly by Mr. Queen’s wife, as to which he disclaims beneficial ownership.

The following table sets forth, as of the Record Date, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of our common stock of each of our officers and directors, and officers and directors as a group. The address of each person in the table is c/o Universal Capital Management, Inc., 2601 Annand Drive, Suite 16, Wilmington, DE 19808.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class Owned (1)(2)

Michael D. Queen	3,955,300	(3)	13.05%

All executive officers and directors as a group (1 person)	3,955,300	(3)	13.05%

———————

(1)

This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC. On that basis, the Company believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned and except as otherwise indicated in the footnotes to this table.

(2)	Applicable percentages are based on 30,312,426 shares outstanding or issuable on March 3, 2014, adjusted as required by rules promulgated by the SEC.
(3)	Includes 355,500 shares held directly and indirectly by Mr. Queen’s wife, as to which he disclaims beneficial ownership.

We are not aware of any arrangements that could result in a change of control.

INTERESTS OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED ON

No director, executive officer, or any associate thereof, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the corporate action taken by our Board of Directors and the holders of the majority of the voting power that is described in this Information Statement.

No director is opposed to the matters described in this Information Statement.

PROPOSALS BY SECURITY HOLDERS

None

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and must file reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission Public Reference Room, 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

Additionally, copies of the Company’s Commission filings are available under the Investor Information page of the Company’s website at: www.unicapman.com. Any stockholder desiring additional Information Statement materials, a copy of any other document incorporated by reference in this Information Statement, or a copy of the Company’s Bylaws should contact the Company’s Secretary. Requests should be directed to Universal Capital Management, Inc., 2601 Annand Drive, Suite 16, Wilmington, DE 19808. Telephone (302) 897-1980.

By Order of the Board of Directors,

/s/ Michael D. Queen

Sole Director

Wilmington, DE

May 28, 2014

Appendix A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF INCORPORATION

Universal Capital Management, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

First:  That the name of this corporation (the "Corporation") is Universal Capital Management, Inc.

Second:  That the certificate of incorporation of the Corporation was originally filed with the Delaware Secretary of State on August 16, 2004 (the "Certificate of Incorporation").

Third: The Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted the following amendments to the Certificate of Incorporation:

Fourth: That Article FOURTH of the Certificate of Incorporation is amended to read in its entirety as follows:

The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be two hundred million (200,000,000) shares, of which one hundred fifty million (150,000,000) shares shall be common stock, par value $0.001 per share (the "common stock") and fifty million (50,000,000) shares shall be preferred stock, par value $0.001 per share (the "Preferred Stock"). All of the shares of common stock shall be of one class. The Board of Directors of the Corporation is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Upon the filing and effectiveness (the "Effective Time") pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each ______ shares of common stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be entitled to be rounded up to the next whole share of common stock. Each certificate that immediately prior to the Effective Time represented shares of common stock ("Old Certificates"), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to adjustment for fractional share interests as described above.

For purposes of clarity, after the Reverse Stock Split, the total number of shares of all classes of stock that the Corporation shall have authority to issue shall be two hundred million (200,000,000) shares, consisting of one hundred fifty million (150,000,000) shares of common stock and fifty million (50,000,000) shares of Preferred Stock.

Fifth:  That, by written consent executed in accordance with Section 228 of the General Corporation Law of the State of Delaware, the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon, and the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class, was given written notice of the proposed amendment to the Certificate of Incorporation and voted in favor of the adoption of the amendment to the Certificate of Incorporation. The necessary numbers of shares, as required by statute, were voted in favor of the amendment.

A-1

Sixth:  That said amendments to the Certificate of Incorporation were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ______ day of ____________, ___________.

UNIVERSAL CAPITAL MANAGEMENT, INC.

By:
Michael D. Queen,
Chief Executive Officer

A-2